Exhibit 99.1

EV Energy Partners Announces Second Quarter 2015 Results

HOUSTON, TX, August 10, 2015 /PRNewswire/ — EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the second quarter of 2015 and the filing of its Form 10-Q with the Securities and Exchange Commission. Additionally, EVEP provided an update on its commodity hedge positions.

Second Quarter 2015 Results

Adjusted EBITDAX for the second quarter of 2015 was $53.4 million, a 2 percent decrease from the second quarter of 2014 and 1 percent decrease from the first quarter of 2015. Distributable Cash Flow for the second quarter of 2015 was $26.2 million, a 1 percent decrease from the second quarter of 2014 and flat versus the first quarter of 2015. The decreases in Adjusted EBITDAX and Distributable Cash Flow are primarily due to lower production and lower realized commodity prices, partially offset by decreased operating costs and expenses. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Production for the second quarter of 2015 was 10.0 Bcf of natural gas, 237 MBbls of oil and 563 MBbls of natural gas liquids, or 162.8 MMcfe/day. This represents a 7 percent decrease from second quarter 2014 production of 174.9 MMcfe/d and a 6 percent decrease from first quarter 2015 production of 172.5 MMcfe/day.

EVEP reported net income of $164.1 million, or $3.25 per basic and diluted weighted average limited partner unit outstanding, for the second quarter of 2015. Included in net income were the following items:

•	$250.4 million in income from discontinued operations, which includes $246.7 million of gain related to the sale of our interests in Utica East Ohio (UEO);
•	$48.3 million of impairment charges related to the write down of certain oil and natural gas properties primarily due to a change in the development plans for acreage in the Utica Shale;
•	$41.2 million of non-cash losses on commodity and interest rate derivatives;
•	$2.3 million of non-cash costs contained in general and administrative expenses; and
•	$0.3 million of dry hole and exploration costs.

For the first quarter of 2015, EVEP reported a net loss of $61.7 million, or $(1.25) per basic and diluted weighted average limited partner unit outstanding. For the second quarter of 2014, EVEP reported a net loss of $9.0 million, or $(0.19) per basic and diluted weighted average limited partner unit outstanding.

"With the closing of the UEO sale, we have significantly increased our liquidity, with no bank debt outstanding and almost $60 million in cash. We believe EVEP is in a strong position to be able to acquire long-life producing properties in a low commodity price environment without having to rely on the sale of equity," said Michael Mercer, President and CEO.

Hedging Update

Subsequent to June 30, 2015, EVEP entered into additional natural gas derivative contracts for 2016 and 2017.

Period	Index	Swap Volume	Swap Price
		(Mmmbtus)
2016	NYMEX	14,640	$3.183
2017	NYMEX	14,600	$3.314

Additional details regarding EVEP’s current commodity hedge positions can be found in the Hedge Summary table at the end of this press release.

UEO Sale and Borrowing Base

On June 10, 2015, EVEP closed on the sale of its 21 percent membership interest in UEO for $572.2 million, after expenses. Net proceeds were used to repay all amounts outstanding under its revolving credit facility with the remainder held in cash for future activities. As a result of the sale, EVEP’s borrowing base was reduced from $650 million to $500 million with the next redetermination scheduled for October 2015. Availability under the facility may be used to fund future activities, including acquisitions of oil and natural gas properties.

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the second quarter 2015 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call and Webcast

As announced on July 30, 2015, EV Energy Partners, L.P. will host an investor conference call on August 10, 2015, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-820-9415 (quote conference ID 7069521) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://ir.evenergypartners.com/events.cfm.

About EV Energy Partners, L.P.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Production data:
Oil (MBbls)	237	255	478	520
Natural gas liquids (MBbls)	563	571	1,145	1,121
Natural gas (MMcf)	10,018	10,962	20,606	21,798
Net production (MMcfe)	14,818	15,920	30,344	31,645
Average sales price per unit: (1)
Oil (Bbl)	$52.84	$98.84	$48.39	$96.48
Natural gas liquids (Bbl)	15.09	30.36	15.10	31.89
Natural gas (Mcf)	2.27	4.16	2.41	4.42
Mcfe	2.95	5.54	2.97	5.76
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.61	$1.64	$1.56	$1.63
Production taxes	0.11	0.19	0.11	0.20
Total	1.72	1.83	1.67	1.83
Asset retirement obligations accretion expense	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.71	1.57	1.69	1.62
General and administrative expenses	0.54	0.80	0.68	0.79

(1) Prior to $32.8 million and ($4.5) million of net hedge gains (losses) on settlements of commodity derivatives for the three months ended June 30, 2015 and June 30, 2014, respectively and $64.2 million and ($9.8) million for the six months ended June 30, 2015 and June 30, 2014, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of units)

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$58,813	$8,255
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	28,425	32,758
Related party	-	1,043
Other	3,596	4,570
Derivative asset	72,683	113,044
Other current assets	1,549	2,000
Assets held for sale	-	315,173
Total current assets	165,066	476,843

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; June 30, 2015, $888,073; December 31, 2014, $778,679	1,589,324	1,710,925
Other property, net of accumulated depreciation and amortization; June 30, 2015, $917; December 31, 2014, $898	1,104	1,141
Restricted cash	-	33,768
Long–term derivative asset	12,895	20,647
Other assets	7,161	5,879
Total assets	$1,775,550	$2,249,203

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$37,190	$47,878
Related party	7,344	-
Total current liabilities	44,534	47,878

Asset retirement obligations	105,657	103,832
Long–term debt	499,444	1,030,391
Other long–term liabilities	477	989

Commitments and contingencies

Owners’ equity:
Common unitholders - 48,871,399 units and 48,572,019 units issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,135,862	1,077,826
General partner interest	(10,424)	(11,713)
Total owners' equity	1,125,438	1,066,113
Total liabilities and owners' equity	$1,775,550	$2,249,203

Condensed Consolidated Statements of Operations

(In $ thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Oil, natural gas and natural gas liquids revenues	$43,722	$88,125	$90,147	$182,199
Transportation and marketing–related revenues	734	1,235	1,551	2,500
Total revenues	44,456	89,360	91,698	184,699

Operating costs and expenses:
Lease operating expenses	23,800	26,028	47,324	51,423
Cost of purchased natural gas	504	942	1,078	1,912
Dry hole and exploration costs	272	1,653	686	1,971
Production taxes	1,603	2,957	3,351	6,480
Asset retirement obligations accretion expense	1,213	1,203	2,414	2,390
Depreciation, depletion and amortization	25,337	25,026	51,233	51,238
General and administrative expenses	7,944	12,749	20,359	25,047
Impairment of oil and natural gas properties	48,284	1,069	106,457	1,321
Loss (gain) on sale of oil and natural gas properties	6	-	(531)	(1,484)
Total operating costs and expenses	108,963	71,627	232,371	140,298

Operating (loss) income	(64,507)	17,733	(140,673)	44,401

Other (expense) income, net:
(Loss) gain on derivatives, net	(9,246)	(17,817)	14,364	(40,812)
Interest expense	(13,101)	(12,445)	(27,236)	(24,517)
Other income (expense), net	41	206	(155)	380
Total other expense, net	(22,306)	(30,056)	(13,027)	(64,949)

Loss from continuing operations before income taxes	(86,813)	(12,323)	(153,700)	(20,548)
Income taxes	473	78	623	333
Loss from continuing operations	(86,340)	(12,245)	(153,077)	(20,215)
Income from discontinued operations	250,442	3,222	255,512	4,939
Net income (loss)	$164,102	$(9,023)	$102,435	$(15,276)

Basic and diluted earnings per limited partner unit:
Loss from continuing operations	$(1.74)	$(0.26)	$3.08)	$(0.43)
Income from discontinued operations	$4.99	$0.07	$5.11	$0.10
Net income (loss)	$3.25	$(0.19)	$2.03	$(0.33)

Weighted average limited partner units outstanding (basic and diluted)	48,871	48,572	48,833	48,555

Distributions declared per unit	$0.500	$0.773	$1.000	$1.545

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$102,435	$(15,276)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Income from discontinued operations	(255,512)	(4,939)
Asset retirement obligations accretion expense	2,414	2,390
Depreciation, depletion and amortization	51,233	51,238
Equity–based compensation cost	7,294	11,058
Impairment of oil and natural gas properties	106,457	1,321
Gain on sales of oil and natural gas properties	(531)	(1,484)
(Gain) loss on derivatives, net	(14,364)	40,812
Cash settlements of matured derivative contracts	62,477	(11,555)
Other	890	1,271
Changes in operating assets and liabilities:
Accounts receivable	6,350	(12,978)
Other current assets	457	(813)
Accounts payable and accrued liabilities	4,714	2,478
Other, net	(583)	(243)
Net cash flows provided by operating activities from continuing operations	73,731	63,280
Net cash flows used in operating activities from discontinued operations	(372)	-
Net cash flows provided by operating activities	73,359	63,280

Cash flows from investing activities:
Additions to oil and natural gas properties	(44,854)	(44,865)
Prepaid drilling costs	-	(2,346)
Proceeds from sale of oil and natural gas properties	774	7,315
Restricted cash	33,768	-
Other	32	34
Net cash flows used in investing activities from continuing operations	(10,280)	(39,862)
Net cash flows provided by (used in) investing activities from discontinued operations	572,160	(83,188)
Net cash flows provided by (used in) investing activities	561,880	(123,050)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(561,000)	-
Long-term debt borrowings	30,000	144,000
Loan costs incurred	(3,277)	-
Contributions from general partner	91	154
Distributions paid	(50,495)	(77,412)
Other	-	(5)
Net cash flows (used in) provided by financing activities	(584,681)	66,737

Increase in cash and cash equivalents	50,558	6,967
Cash and cash equivalents – beginning of period	8,255	11,698
Cash and cash equivalents – end of period	$58,813	$18,665

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income from discontinued operations, EBITDAX from discontinued operations, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, loss (gain) on derivatives, net, cash settlements of matured derivative contracts, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, loss (gain) on sale of oil and natural gas properties, and loss on sale of investment in unconsolidated affiliates, contained in Other (expense) income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX and Distributable Cash Flow

(In $ thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$164,102	$(9,023)	$102,435	$(15,276)

Add:
Income from discontinued operations	(250,442)	(3,222)	(255,512)	(4,939)
EBITDAX from discontinued operations	7,644	5,446	15,941	8,960
Income taxes	(473)	(78)	(623)	(333)
Interest expense, net	13,097	12,445	27,232	24,517
Cash settlements of matured interest rate swaps	871	880	1,736	1,757
Depreciation, depletion and amortization	25,337	25,026	51,233	51,238
Asset retirement obligations accretion expense	1,213	1,203	2,414	2,390
Loss (gain) on derivatives, net	9,246	17,817	(14,364)	40,812
Cash settlements of matured derivative contracts	31,944	(5,397)	62,477	(11,555)
Non-cash equity compensation expense	2,342	6,555	7,294	11,058
Impairment of oil and natural gas properties	48,284	1,069	106,457	1,321
Non-cash inventory write down expense	-	(0)	149	53
Dry hole and exploration costs	272	1,653	686	1,971
Loss (gain) on sale of oil and natural gas properties	6	-	(531)	(1,484)
Loss on sale of investment in unconsolidated affiliates, contained in Other (expense) income, net	-	-	358	-
Adjusted EBITDAX	$53,443	$54,373	$107,382	$110,490

Less:
Cash income taxes	-	(27)	-	1
Cash interest expense, net	13,031	11,839	26,608	23,306
Realized losses on interest rate swaps	871	880	1,736	1,757
Estimated maintenance capital expenditures (1)	13,382	15,272	26,797	30,448
Distributable Cash Flow	$26,159	$26,409	$52,241	$54,978

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Hedge Summary as of August 10, 2015

Period	Index	Swap Volume	Swap Price
Natural Gas (Mmmbtus)
3Q-4Q 2015	NYMEX	19,964.0	$4.857
2016	NYMEX	32,940.0	$3.673
2017	NYMEX	14,600.0	$3.314

Crude (Mbbls)
3Q-4Q 2015	WTI	644.0	$90.275
2016	WTI	366.0	$90.135

Propane (Mbbls)
3Q-4Q 2015	Mt Belvieu	239.2	$24.982

Note: Includes hedges added since June 30, 2015 as discussed earlier in this press release.

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com